FIRST CHESTER COUNTY CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 10C

     Compensatory Arrangements of Executive Officers and Directors for 2006

Messrs. Featherman and Quinn are employed by the Corporation and the Bank pursuant to employment agreements included as exhibits to this Annual Report on Form 10-K. Each of our other executive officers is employed on an at will basis. The compensation to be paid in 2006 to the Corporation's CEO, President and Executive Vice Presidents will be based upon the annual salaries as set forth in the chart below.


 Executive Officer                                              New Salary
 -----------------                                              ----------

John A. Featherman, III                                          $341,550
Kevin C. Quinn                                                   $256,163
John Balzarini                                                   $181,125
Deborah R. Pierce                                                $150,075
Michelle Venema                                                  $140,000
Karen D. Walter                                                  $133,515
Susan Bergen-Painter                                             $130,000
Linda M. Hicks                                                   $130,000
Anthony J. Poluch                                                $130,000


Messrs. Featherman and Quinn receive benefits as described in their respective Employment Agreements. Each of the other listed officers receives the Bank's standard benefits package and is paid a car allowance. In addition, in February 2006 the Corporation adopted an incentive compensation plan, as reported in the Corporation's Current Report on Form 8-K filed on February 23, 2006, the description of which is hereby incorporated by reference herein.

In 2006, Directors who are not also officers of the Corporation or Bank (each a "non-employee director") will receive a fee of $500 for each Corporation or Bank board meeting attended and $300 for each committee meeting attended. Each non-employee director will also receive a $1,000 monthly retainer. Additionally, a quarterly fee of $250 will be paid to Mr. Waldron for serving as the Secretary of the Board, a quarterly fee of $750 will be paid to Mr. Clarke for serving as the Chairman of the Audit Committee, and a quarterly fee of $500 will be paid to Mr. Peirce for serving as the Chairman of the Bank's Asset Management Committee. Other Committee Chairmen will be paid a quarterly fee of $250 for such service. In addition to the foregoing fees, in 2005, the non-employee directors also received a bonus of $1,500.